As filed with the Securities and Exchange Commission on June 25,
1998.
                                        Registration No. 333-____
_________________________________________________________________
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               MAIN STREET BANCORP, INC.
     (Exact name of registrant as specified in its charter)

      Pennsylvania                       23-2960905
(State of Incorporation)    (I.R.S. Employer Identification No.)

                       601 Penn Street
                 Reading, Pennsylvania  19601
                        (610) 376-5933
  (Address and telephone number of principal executive offices)

        Main Street Bancorp, Inc. 1996 Stock Option Plan
                    (Full Title of the Plan)

                                   With a copy to:
Nelson R. Oswald                   Jeffrey P. Waldron, Esquire
Chairman and Chief                 Stevens & Lee
  Executive Officer                One Glenhardie Corporate Ctr.
601 Penn Street                    1275 Drummers Lane
Reading, Pennsylvania  19601       Wayne, Pennsylvania  19087
(610) 376-5933                     (610) 293-4961

(Name, address and telephone
number of agent for service)
=================================================================
                 CALCULATION OF REGISTRATION FEE
=================================================================
                             Proposed    Proposed
                              Maximum     Maximum
   Title of       Amount      Offering   Aggregate     Amount of
Securities to      to be     Price Per    Offering   Registration
be Registered   Registered    Share(1)    Price(1)        Fee

Common Stock,   152,019      $ 26.125   $ 3,971,496.30 $ 1,204
 par value
 $1.00 per share
=================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Price per share represents the closing price for a share of Registrant's Common Stock on June 23, 1998

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

     (a) Registrant's Current Report on Form 8-K dated May 15, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as amended on Form 8-K/A on June 25, 1998.

     (b)  All other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Exchange Act since
          April 29. 1998.

     (c) The description of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on April 30, 1998, and as amended on Form 8-A/A on May 8, 1998.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.
  <PAGE 2>
Item 6.   Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Registrant's bylaws provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1       Articles of Incorporation of Main Street
               Bancorp, Inc., as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement No. 333-44697 on Form S-4 as filed with the Securities and Exchange Commission on January 22, 1998.

     4.2 Bylaws of Main Street Bancorp, Inc. incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-44697 on Form S-4 as filed with the Securities and Exchange
               Commission on January 22, 1998.

     4.3       Main Street Bancorp, Inc. 1996 Stock Option Plan.

     5.        Opinion of Stevens & Lee.

     23.1 Consent of Beard & Company, Inc., independent auditors.

     23.2 Consent of Stevens & Lee. (Contained in Exhibit 5 of this Registration Statement.) <PAGE 3>

     24. Power of Attorney of certain directors and officers (included on signature page).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.


          Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  <PAGE 4>
     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 if under the Securities Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on June 23, 1998.

                              MAIN STREET BANCORP, INC.

                              By/s/ Nelson R. Oswald
                                   Nelson R. Oswald, Chairman and
                                   Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nelson R. Oswald, Allen E. Keifer and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

    Signature                     Title               Date

/s/ Nelson R. Oswald        Chairman, President     June 23, 1998
Nelson R. Oswald            and Chief Executive
                            Officer (Principal
                            Executive Officer)

/s/ Allen E. Kiefer         President, Chief        June 23, 1998
Allen E. Kiefer             Operating Officer
                            and Director


/s/ Robert D. McHugh, Jr.   Executive Vice          June 23, 1998
Robert D. McHugh, Jr.       President and Chief
                            Financial Officer
                            (Principal Financial
                            Officer)


/s/ Donna L. Rickert        Senior Vice President, June 23, 1998
Donna L. Rickert            Chief Accounting Officer,
                            Controller (Principal
                            Accounting Officer)

/s/ Richard D. Biever       Director                June 23, 1998
Richard D. Biever

/s/ Edward J. Edwards       Director                June 23, 1998
Edward J. Edwards

/s/ Richard T. FenstermacherDirector                June 23, 1998
Richard T. Fenstermacher

/s/ Ivan H. Gordon          Director                June 23, 1998
Ivan H. Gordon

/s/ Jeffrey W. Hayes        Director                June 23, 1998
Jeffrey W. Hayes

/s/ Alfred B. Mast          Director                June 23, 1998
Alfred B. Mast

/s/ Frederick A. Gosch      Director                June 23, 1998
Frederick A. Gosch

                            Director                June __, 1998
Wesley R. Pace

/s/ Floyd S. Weber          Director                June 23, 1998
Floyd S. Weber  <PAGE 7>

/s/ Joseph Schlitzer        Director                June 23, 1998
Joseph Schlitzer

/s/ Albert L. Evans, Jr.    Director                June 23, 1998
Albert L. Evans, Jr.

                          EXHIBIT INDEX

     4.1       Articles of Incorporation of Main Street
               Bancorp, Inc., as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement No. 333-44697 on Form S-4 as filed with the Securities and Exchange Commission on January 22, 1998.

     4.2 Bylaws of Main Street Bancorp, Inc., incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-44697 on Form S-4 as filed with the Securities and Exchange
               Commission on January 22, 1998.

     4.3       Main Street Bancorp, Inc. 1996 Stock Option Plan.

     5.        Opinion of Stevens & Lee.

     23.1 Consent of Beard & Company, Inc., independent auditors.

     23.2 Consent of Stevens & Lee. (Contained in Exhibit 5 of this Registration Statement.)

     24. Power of Attorney of certain directors and officers (included on signature page). <PAGE 9>